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                                                                     EXHIBIT 2.3

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

  THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into by and between M&G Holdings, Inc, an Illinois corporation ("M&G"), AND MOTORS AND GEARS HOLDINGS, INC., a Delaware corporation ("MOTORS AND GEARS").

  1. M&G is a corporation duly organized and existing under the laws of the State of Illinois.

  2. Motors and Gears is a corporation duly organized and existing under the laws of the State of Delaware.

  3. On the date of this Merger Agreement, M&G's authorized capital consists of 10,000 shares of common stock, par value $0.01 per share, of which 9,700 common shares are issued and outstanding; and 2,750 shares of preferred stock, par value $1.00 per share, of which 2,750 shares are issued and outstanding;

  4. On the date of this Merger Agreement, Motor and Gears' authorized capital consists of 10,000 shares of common stock, par value $0.01 per share, of which 9,700 shares are issued and outstanding; and 2,750 shares preferred stock, par value $1.00 per share, of which 2,750 shares are issued and outstanding.

                                   ARTICLE I

                                  THE MERGER
                                  ----------

  SECTION 1.01. The Merger. At the Effective Time (as defined in Section 1.02),
                ----------
upon the terms and conditions hereof, and in accordance with The General Corporation Law of the State of Delaware and the Business Corporation Act of the State of Illinois, M&G shall be merged with and into Motors and Gears (the "Merger") and Motors and Gears shall be the surviving corporation in the Merger (the "Surviving Corporation").

  SECTION 1.02. Effective Time. As soon as practicable after approval of the
                --------------
Merger by M&G and Motors and Gears, as set forth herein (a) a Certificate of Merger with respect to the Merger shall be filed with the Secretary of State of the State of Delaware in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware and (b) Articles of Merger shall be filed with the Secretary of State of the State of Illinois in accordance with Section 11.25 of the Illinois Business Corporation Act. The Merger shall be effective at such time as the Certificate of Merger shall have been issued by the Secretary of State (the "Effective Time").

  SECTION 1.03. CERTAIN EFFECTS OF THE MERGER. As of the Effective Time of the
                -----------------------------
Merger, (i) the separate existence of M&G shall cease and M&G shall be merged with and into Motors and Gears and (ii) the Merger shall have all the effects set forth in the applicable statutes of Illinois and Delaware. Motors and Gears shall assume all of the
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liabilities, obligations, responsibilities, rights, privileges and immunities of
M&G as of the Effective Time.

  SECTION 1.04. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of
                ----------------------------------------
Incorporation and By-Laws of Motors and Gears as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

  SECTION 1.05. Name. The name of the Surviving Corporation shall continue to he
                ----
Motors and Gears Holdings, Inc..

  SECTION 1.06. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The
                ---------------------------------------------------
directors and officers of Motors and Gears in office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until such time as their respective successors shall have been duly elected and qualified or until their earlier death, resignation or removal.

                                  ARTICLE II
                       EFFECT OF MERGER ON CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS
                        -------------------------------

  SECTION 2.01. NO CONVERSION OF SHARES OF MOTORS AND GEARS. At the Effective
                -------------------------------------------
Time, each share of the common stock, $0.01 par value, of Motors and Gears outstanding immediately prior to the Effective Time shall not be converted, and each such share that is issued and outstanding on such date shall continue to represent one issued and outstanding share of Motors and Gears, as the Surviving Corporation. Each such share shall continue to possess the same rights and limitations as it possessed prior to the Effective Time of the Merger. At the Effective Time, each share of the preferred stock, $1.00 par value, of Motors and Gears outstanding immediately prior to the Effective Time shall not be converted, and each such share that is issued and outstanding on such date shall continue to represent one issued and outstanding share of Motors and Gears, as the Surviving Corporation. Each such share shall continue to possess the same rights and limitations as it possessed prior to the Effective Time of the Merger. No shares of stock of Motors and Gears shall be issued pursuant to this Plan of Merger.

  SECTION 2.02. CANCELLATION OF COMMON STOCK OF M&G At the Effective Time of the
                -----------------------------------
Merger, by virtue of the Merger and without any action on the part of any holder thereof, each share of the $0.01 par value common stock of M&G outstanding immediately prior to the Effective Time shall be cancelled for no consideration. All of the issued shares of common stock of Motors and Gears and M&G are owned by the same shareholders in identical proportions. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder thereof, each share of the $1.00 par value preferred stock of M&G outstanding immediately prior to the Effective Time shall be cancelled for no consideration. All of the issued shares of preferred stock of Motors and Gears and M&G are owned by the same shareholders in identical proportions.

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                                  ARTICLE III

                             CONDITIONS TO MERGER

  SECTION 3.01 CONDITIONS. The consummation of the Merger is subject to
               ----------
satisfaction of the following conditions prior to the Effective time:

  a. The Merger shall have received the requisite approval of the holders of M&G common stock and all necessary action shall have been taken to authorize the execution, delivery and performance of the Merger Agreement by each of M&G and Motors and Gears.

  b. All approvals and consents necessary or desirable, if any, in connection with the consummation of the Merger shall have been obtained.

  SECTION 3.02 DEFERRAL OR ABANDONMENT. At any time prior to the Effective Time,
               -----------------------
the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by the Board of Directors of either of the parties hereto, notwithstanding approval of this Plan of Merger by the stockholders of M&G, if circumstances arise which, in the opinion of the Board of Directors of either of said corporations make the Merger inadvisable or such deferral of the time of consummation thereof advisable.

                                  ARTICLE IV

                     SERVICE OF PROCESS;DISSENTERS' RIGHTS
                     -------------------------------------

 SECTION 4.01 SERVICE OF PROCESS. It is agreed that upon and after the Effective
              ------------------
Time:

  a. The Surviving Corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of M&G.

  b. The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the Surviving Corporation to accept service of process in any proceeding to enforce any obligation of M&G; the address to which the service of process in any such proceeding shall be mailed is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801,
Attention: Corporation Trust Company.

  SECTION 4.02 DISSENTERS' RIGHTS. The Surviving Corporation agrees to pay to
               ------------------
any shareholder of M&G dissenting to the Merger the amount, if any, to which such shareholder is entitled under the provisions of the Illinois Business Corporation Act.

                      (SIGNATURES ON THE FOLLOWING PAGE)

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          IN WITNESS WHEREOF, M&G and Motors and Gears have caused this
Merger Agreement to be signed by their respective duly authorized officers and delivered this 1 day of November, 1996.
               -        --------


                                M&G Holdings, Inc., an Illinois corporation


                                By:  /s/ Jonathan F. Boucher
                                   ---------------------------------------------
                                     Jonathan F. Boucher, Its Vice President

ATTEST:


By: /s/ G. Robert Fisher
   -------------------------------------
    G. Robert Fisher, Its Assistant Secretary



                                Motors and Gears Holdings, Inc., a Delaware corporation



                                By:  /s/ Jonathan F. Boucher
                                   ---------------------------------------------
                                     Jonathan F. Boucher, Its Vice President


ATTEST:


By: /s/ G. Robert Fisher
   -------------------------------------
    G. Robert Fisher, Its Assistant Secretary

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                            SECRETARY'S CERTIFICATE

  The undersigned Assistant Secretary of Motors and Gears Holdings, Inc. ("Motors and Gears"), hereby certifies that the foregoing Agreement and Plan of Merger has been adopted pursuant to Subsection (f) of Section 251 of the Delaware Corporation Law by action of the board of directors of Motors and Gears and without any vote of its stockholders and that the following conditions of said section have been satisfied: (i) the Agreement and Plan of Merger does not amend the Certificate of Incorporation of Motors and Gears; (ii) each share of stock of Motors and Gears outstanding immediately prior to the effective date of the Merger is to be an identical outstanding share of the Surviving Corporation;
(iii) no shares of common stock of the Surviving Corporation and no shares convertible into such stock are to be issued or delivered under the Plan of Merger.


                                   MOTORS AND GEARS HOLDINGS, INC., A DELAWARE
                                   CORPORATION


                                   By: /s/ G. Robert Fisher
                                      ------------------------------------------
                                       G. Robert Fisher, Its Assistant Secretary

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                            SECRETARY'S CERTIFICATE

  The undersigned Assistant Secretary of M&G Holdings, Inc., an Illinois corporation ("M&G"), hereby certifies that pursuant to subsection (c) of Section 251 of the Delaware Corporation Law, the foregoing Agreement and Plan of Merger has been adopted by the vote of the holders of all of the outstanding stock of M&G entitled to vote thereon.

                                   M&G HOLDINGS, INC., AN ILLINOIS CORPORATION


                                   By: /s/ G. Robert Fisher
                                      ------------------------------------------
                                       G. Robert Fisher, Its Assistant Secretary

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